Report of Independent Registered Public Accounting Firm

Torchlight Loan Services, LLC

We have examined management’s assertion, included in the accompanying Certification Regarding Compliance with Applicable Servicing Criteria on SEC Regulation AB, that Torchlight Loan Services, LLC (the Company and the Asserting Party) complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission’s Regulation AB for the special servicing platform for commercial mortgage-backed securities transactions that were issued on or after January 1, 2006 for which the Company acted as special servicer as of and for the year ended December 31, 2012. Management has determined that the criteria set forth in sections 229.1122 (d)(1)(iii), (d)(2)(vi), (d)(3)(i)(C), (d)(3)(i)(D), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv) and (d)(4)(xv) are not applicable to the activities performed by the Company, as a special servicer, with respect to the Platform. The commercial mortgage-backed securities transactions covered by this Platform are Credit Suisse Commercial Mortgage Trust 2007-C2, Credit Suisse Commercial Mortgage Trust 2007-C4, GS Mortgage Securities Corporation 2006-GG6, ML-CFC Commercial Mortgage Trust 2006-3, Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-5, GS Mortgage Securities Corporation 2011-GC5, J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C4 and J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5. The commercial mortgage-backed securities transactions covered by this Platform also include Bear Stearns Commercial Mortgage Securities Trust 2006-PWR14 for the period July 26, 2012 (date the Company became special servicer) through December 31, 2012, Citigroup Commercial Mortgage Securities Trust 2004-C2 for the period January 24, 2012 (date the Company became special servicer) through December 31, 2012, GE Commercial Mortgage Corporation 2007-C1 for the period April 20, 2012 (date the Company became special servicer) through December 31, 2012, WFRBS Commercial Mortgage Trust 2012-C7 for the period June 28, 2012 (date the Company became special servicer) through December 31, 2012, COMM 2012-CCRE4 Commercial Mortgage Trust for the period November 13, 2012 (the date the Company became special servicer) through December 31, 2012, and Credit Suisse Commercial Mortgage Trust 2007-TFL1 (Hines Portfolio Loan) for the period January 1, 2012 through October 10, 2012 (date the Company was replaced as special servicer). Management is responsible for the Company’s compliance with the servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each specific commercial mortgage-backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with specified requirements.

In our opinion, management’s assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year or period ended December 31, 2012 for the commercial mortgage-backed securitization trusts Platform is fairly stated, in all material respects.

Bethesda, Maryland

March 13, 2013

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